                                   EXHIBIT F
                       KENNETH L. AGEE AND CINDY A. AGEE
                         CHARITABLE REMAINDER UNITRUST


  WHEREAS, KENNETH L. AGEE and CINDY A. AGEE (hereinafter "Donors") state that this Agreement in its entirety, effective as of the date first above written shall be known as the "KENNETH L. AGEE AND CINDY A. AGEE CHARITABLE REMAINDER UNITRUST" ("Agreement") dated this 30th day of October, 1998, with THE FIRST NATIONAL BANK AND TRUST COMPANY OF BROKEN ARROW as "Trustee".

  WHEREAS, Donors intend by this Trust Agreement to establish a trust (hereinafter called "Trust") which qualifies as a charitable remainder unitrust within the meaning of Rev. Proc. 89-20, Rev. Proc. 90-30 and Section 664(d)(2) of the Internal Revenue Code of 1986, as amended ("Code"), and is to be interpreted and administered in such manner as to carry out Donors' intention to qualify for the exemption from taxation provided therein for a charitable remainder unitrust, and any provision of this instrument inconsistent with this intention, including provisions of Oklahoma law incorporated by reference herein, shall be of no effect.

  WHEREAS, Donors are the owners of certain property and desire to transfer said property to the KENNETH L. AGEE AND CINDY A. AGEE CHARITABLE REMAINDER UNITRUST to be held by the Trustee, upon and subject to the terms and conditions hereinafter set forth.

  NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, Donors do hereby transfer to the KENNETH L. AGEE AND CINDY A. AGEE CHARITABLE REMAINDER UNITRUST all of the property described in Schedule "A" attached hereto and made a part hereof, and such further property as may be hereafter conveyed, transferred, assigned, or distributed to this Trust, and subsequently listed on Schedule "A." The Trustee accepts such property and agrees to hold, manage, and distribute such property of the Trust under the terms set forth in this Agreement.

                                  ARTICLE I.
                     TRUST ADMINISTRATION AND DISTRIBUTION
                     -------------------------------------

The Trustee shall administer and distribute the Trust principal and any net income thereof as follows:

  1.1.  DISTRIBUTION WHILE BOTH INITIAL INCOME BENEFICIARIES ARE LIVING.  During
        ---------------------------------------------------------------
each taxable year of the Trust Term (as defined herein), the Trustee shall pay to Donors (hereinafter referred to as "Initial Income Beneficiaries") in equal shares during their lifetimes, an amount equal to eighteen percent

KENNETH L. AGEE AND CINDY A. AGEE
CHARITABLE REMAINDER UNITRUST
Page 2


(18%) of the net fair market value of the assets of the Trust ("Unitrust Amount"), valued as of the first day of each taxable year of the Trust ("Valuation Date").

  1.2.  DISTRIBUTION AFTER DEATH OF AN INITIAL INCOME BENEFICIARY.  Upon the
        ---------------------------------------------------------
death of the first of the Initial Income Beneficiaries to die, during each taxable year of the Trust Term, the survivor Initial Income Beneficiary shall be entitled to receive the entire Unitrust Amount.

  1.3.  DISTRIBUTION AFTER DEATH OF BOTH INITIAL INCOME BENEFICIARIES.  Upon the
        -------------------------------------------------------------
death of the survivor Initial Income Beneficiary, during the Trust Term, the Trustee shall pay to LEE ANN D. AGEE, PAUL D. AGEE, AND HOLLY M. AGEE ("Successor Income Beneficiaries"), if living, in equal shares during their lifetimes, the remaining Unitrust Amount. If either of the Donor(s) have exercised their power to revoke as provided in Paragraph 2.2, the Trustee shall
                                               -------------
distribute the remaining Unitrust Amount as set forth in Paragraph 1.5.
                                                         -------------

  1.4.  PAYMENT OF UNITRUST AMOUNT.  The Unitrust Amount shall be paid in equal
        --------------------------
quarterly amounts on the last business day of each calendar quarter, from income and, to the extent that income is not sufficient, from Trust principal. Any income of the Trust for a taxable year in excess of the Unitrust Amount shall be added to principal. The obligation to pay the Unitrust Amount to the Income Beneficiary(ies) shall commence on the date of the transfer of property to the Trust. Notwithstanding any existing or hereafter enacted state law, no amount other than the Unitrust Amount may be paid to or for the use of any person or organization other than an organization described in each of Section 170(b)(1)(A), Section 170(c), Section 2055(a) and Section 2522(a) of the Code. However, an amount shall not be deemed to be paid to or for the use of any person other than an organization described in the aforesaid Code sections if the amount is transferred for full and adequate consideration.

  1.5.  DISTRIBUTION TO CHARITY.  Upon the end of the Trust Term, or upon the
        -----------------------
death of the last of the Income Beneficiaries to die, the Trustee shall distribute all of the remaining principal and undistributed income of the Trust (other than any amount due the Income Beneficiaries' or their estates under the provisions above) to the IMMANUEL EVANGELICAL LUTHERAN CHURCH, BROKEN ARROW, OKLAHOMA (hereinafter the "Charitable Organization"). If the Charitable Organization is not an organization described in Section 170(b)(1)(A), Section 170(c), 2055(a), and 2522(a) of the Code, and also an organization contributions to which shall be deductible for federal estate, gift and income tax purposes (hereinafter referred to as a "qualified charitable organization"), at the time when any principal or income of the Trust is to be distributed to it, then the Trustee shall distribute such principal or income to one or more organizations

KENNETH L. AGEE AND CINDY A. AGEE
CHARITABLE REMAINDER UNITRUST
Page 3



described in Section 170(b)(1)(A), Sections 170(c), 2055(a), and 2522(a), as the Trustee shall select in its sole discretion.

  1.6.  TRUST TERM.  The Trust Term begins with the date of the transfer of
        ----------
property to this trust and shall end five (5) years thereafter or, if earlier, upon the death of the survivor of the Initial Income Beneficiary and the death of the last Successor Income Beneficiary unless such Successor Income Beneficiary(ies) interests are revoked under Paragraph 2.2, herein referred to
                                             -------------
as the "Trust Term."

  1.7.  POWER TO REVOKE SUCCESSOR INCOME BENEFICIARIES.  During the Trust Term,
        ----------------------------------------------
the Donors, either together or by the survivor individually, shall have the power exercisable by will or codicil, making specific reference to this power, to revoke any interest or right of the Successor Income Beneficiaries to receive any remaining Unitrust Amount. Unless the Trustee receives written notice within six (6) months of the death of the Donor that a will or codicil exercising the power has been probated or offered for probate, the Trustee can conclusively presume that the power has not been exercised. To the extent the Donor(s) revokes the interest of the Successor Income Beneficiaries to the Unitrust Amount, this Agreement shall be administered as if the Successor Income Beneficiaries predeceased the Donor(s).

  1.8.  INCORRECT VALUATION. If, for any year the net fair market value of the
        -------------------
Trust assets is incorrectly determined, then, within a reasonable period after the value is finally determined for federal tax purposes, the Trustee shall pay to the Income Beneficiary(ies) (in the case of an undervaluation) or receive from the Income Beneficiary(ies) (in the case of an overvaluation) an amount equal to the difference between the Unitrust Amount properly payable and the Unitrust Amount actually paid. Any payment adjustment required under this Paragraph shall be made within a reasonable time (not to exceed six months)
---------
after such final determination of value and shall bear interest at the Section 7520 rate applicable at the creation of this Trust from the due date of the Unitrust Amount payment until the date of the correcting payment. Any payments required to be made because of an underpayment shall be paid to the person (or person's estate) who received the underpayment, and any repayment required to be made because of an overpayment shall be repaid by the person (or person's estate) who received the overpayment.

  1.9.  PRORATION FOR TAXABLE YEAR.  The taxable year of the Trust shall be the
        --------------------------
calendar year. The first taxable year of the trust begins on the date of the transfer to the Trust and shall end on December 31, 1998. Subsequent taxable years shall be on a calendar year basis. In the case of a taxable year which is for a period of less than 12 months (other than the taxable year in which the Trust Term ends), the Unitrust Amount which must be distributed under Article I,
                                                                      ----------
1.9, 2.1 shall be such amount multiplied by a

KENNETH L. AGEE AND CINDY A. AGEE
CHARITABLE REMAINDER UNITRUST
Page 4



fraction, the numerator of which is the number of days in the taxable year of the trust and the denominator of which is 365 (366, if February 29 is a day included in the numerator). In the case of the taxable year in which the Trust Term ends, the Unitrust Amount which must be distributed under Article shall be
                                                               -------
such amount multiplied by a fraction, the numerator of which is the number of days in the period beginning on the first day of such taxable year and ending on the date the Trust Term ends and the denominator of which is 365 (366, if February 29 is a day included in the numerator). In the case of a taxable year wherein one Income Beneficiary dies and another Income Beneficiary will receive the remaining Unitrust Amount, the interest of the deceased Income Beneficiary is terminated effective as of the payment immediately preceding his death. Notwithstanding the foregoing, if the Trust Term ends on the death of the survivor of the Income Beneficiary(ies), the obligation of the Trustee to pay the Unitrust Amount shall terminate with the regular quarterly installment next preceding the death of the survivor of the Income Beneficiary(ies).

  1.10.  ADDITIONAL CONTRIBUTIONS.  If any additional contributions are made to
         ------------------------
the Trust after the initial contribution, the Unitrust Amount for the year in which the additional contributions is made shall be eighteen percent (18%) of the sum of (a) the net fair market value of the Trust assets as of the valuation date (excluding the assets so added and any income from, or appreciation on, such assets) and (b) that proportion of the fair market value of the assets so added that was excluded under (a) that the number of days in the period that begins with the date of contribution and ends with the earlier of the last day of the taxable year of the date of death of the survivor Income Beneficiary bears to the number of days in the period that begins on the first day of such taxable year and ends with the earlier of the last day in such taxable year or the date of death of the survivor Income Beneficiary. In the case where there is no valuation date after the time of contribution, the assets so added shall be valued as of the time of contribution.

  1.11.  FAIR MARKET VALUE.  In computing the net fair market value of the Trust
         -----------------
assets, there shall be taken into account all assets and liabilities without regard to whether particular items are taken into account in determining the income of the Trust. All determinations of the Trust's net fair market value shall be in accordance with generally accepted fiduciary accounting principles and any United States Treasury Department requirements governing charitable remainder unitrusts. In any conflict, Treasury Department requirements shall prevail over generally accepted fiduciary accounting principles and any inconsistent provisions of this Agreement.

  1.12.  PROHIBITED TRANSACTIONS.  The Trustee shall make distributions at such
         -----------------------
time and in such manner as not to subject the Trust to tax under Section 4942 of the Code. Except for the payment of the Unitrust Amount to the Income Beneficiaries, the Trustee (i) shall not engage in any act of self-dealing, as defined in Section 4941(d); (ii) shall not make any taxable expenditures, as defined in Section 4945(d); (iii) shall not make

KENNETH L. AGEE AND CINDY A. AGEE
CHARITABLE REMAINDER UNITRUST
Page 5


any investments that jeopardize the charitable purpose of the Trust, within the meaning of Section 4944 and the regulations thereunder; and (iv) shall not retain any excess business holdings, within the meaning of Section 4943(c).

  1.13.  PAYMENT OF FEDERAL ESTATE TAXES AND STATE DEATH TAXES.  The lifetime
         -----------------------------------------------------
Unitrust Amount interest of the survivor Income Beneficiary will continue in effect after the death of the prior Income Beneficiary to die only if the survivor Income Beneficiary furnishes the funds for payment of any federal estate taxes or state death taxes for which the Trustee may be liable upon the death of the prior Income Beneficiary to die.

  1.14.  SALE OF TRUST ASSETS.  Nothing in this instrument shall be construed to
         --------------------
restrict the Trustee from investing the Trust assets in a manner which could result in the annual realization of a reasonable amount of net income or gain from the sale or disposition of Trust assets.

  1.15.  INCAPACITY.  If at any time any amounts of net income or principal
         ----------
become distributable to an Income Beneficiary while that Income Beneficiary is under legal disability, or in the opinion of the Trustee is incapable of properly managing his/her financial affairs, the Trustee may make those distributions directly to the Income Beneficiary or to a duly appointed guardian of the estate or person of the Income Beneficiary or may otherwise expend the amounts to be distributed for the benefit of the Income Beneficiary in such manner as the Trustee considers advisable.

  1.16.  SPENDTHRIFT.  Except as otherwise provided by law, no interest of any
         -----------
Income Beneficiary hereunder shall be subject to anticipation, to claims of creditors, to voluntary transfer without the written consent of the Trustee, or to involuntary transfer in any event.

  1.17.  RESTRICTION ON PAYMENT OF PRINCIPAL.  I direct that, irrespective of
         -----------------------------------
any tax apportionment statute or similar rule of law of any jurisdiction otherwise applicable, under no circumstances shall any estate, inheritance or other death taxes imposed under the laws of any jurisdiction be paid or provided for out of or be recoverable from the Trust principal.

                                  ARTICLE II.
                                TRUSTEE POWERS
                                --------------

  2.1.  GENERAL POWERS.  Except as otherwise provided by Article of this
        --------------                                   -------
instrument, the Trustee shall have the following powers with respect to the trust held under this instrument, exercisable in the discretion of the Trustee:

KENNETH L. AGEE AND CINDY A. AGEE
CHARITABLE REMAINDER UNITRUST
Page 6



  2.2.  LIMITED POWER OF AMENDMENT.  The Trust is irrevocable.  However, the
        --------------------------
Trustee shall have the power, which is hereby specifically given to it, to amend the terms of the Trust for the sole purpose of complying with the requirements for a qualified charitable remainder unitrust under the Code and the rulings and regulations thereunder, and any such amendment shall apply retroactively to the inception of the Trust.

  2.3.  PRESERVATION AND MANAGEMENT.  To retain for any period of time without
        ---------------------------
limitation, and without liability for loss or depreciation in value, any property transferred to the Trustee, including partnership interests (whether general, special, or limited), even though the Trustee could not properly purchase the property as a Trust investment and though its retention might violate principles of investment diversification.

  2.4.  REAL ESTATE AND TANGIBLE PROPERTY.  To sell at public or private sale,
        ---------------------------------
wholly or partly for cash or on credit, contract to sell, grant or exercise options to buy, convey, transfer, exchange, or lease (for a term within or extending beyond the Trust Term) any real or personal property of the trust, and to partition, dedicate, grant easements in or over, subdivide, improve, and remodel, repair, or raze improvements on any real property of the Trust, and in general to deal otherwise with the Trust property in such manner, for such prices, and on such terms and conditions as any individual might do as outright owner of the property.

  2.5.  BORROWING.  To borrow money at interest rates then prevailing from any
        ---------
individual, bank, or other source, and to create security interests in the trust property by mortgage, pledge, or other-wise.

  2.6.  INTERESTS IN SECURITIES.   To invest in bonds, common or preferred
        -----------------------
stocks, notes, real estate mortgages, common trust funds, shares of regulated investment companies, currencies, or other securities or property, real or personal, domestic or foreign. The trustee may exercise any option or right with respect to any stocks, bonds or other securities of the trust estate, and may take any action necessary or proper in connection with any plan of operation, sale, lease, mortgage, consolidation, merger, exchange, reorganization, foreclosure, liquidation or dissolution as to any corporation in which the trustee holds stocks, bonds or other securities, and as to any of the property of such corporation; and the trustee, when it deems it advisable, may execute a proxy to such person or persons as the trustee may select to act for it in the exercise of those powers.

  2.7.  ALLOCATION AND VALUATION.  To make allocations, divisions, and
        ------------------------
distributions of Trust property in cash or in kind, or partly in each; to allocate different kinds or disproportionate shares of property or undivided interests in property among the

KENNETH L. AGEE AND CINDY A. AGEE
CHARITABLE REMAINDER UNITRUST
Page 7



beneficiaries or separate trusts; and to determine the value of any property so allocated, divided, or distributed.

 2.8.    VOTING RIGHTS.  To exercise in person or by general or limited proxy
         -------------
all voting and other rights, powers, and privileges and to take all steps to realize all benefits with respect to stocks or other securities; and to enter into or oppose, alone or with others, voting trusts, mergers, consolidations, foreclosures, liquidations, reorganizations, or other changes in the financial structure of any corporation.

  2.9.   NOMINEE.  To cause any security or other property to be held, without
         -------
disclosure of any fiduciary relationship, in the name of the Trustee, in the name of a nominee, or in unregistered form.

  2.10.  PAYMENT OF EXPENSES.  To pay all expenses incurred in the
         -------------------
administration of the Trust, including reasonable compensation to any Trustee, and to employ or appoint and pay reasonable compensation to accountants, depositories, investment counsel, attorneys, attorneys-in-fact, and agents (with or without discretionary powers).

  2.11.  RELATIONSHIPS WITH OTHER TRUSTS.  To deal with the fiduciary or
         -------------------------------
fiduciaries of any other trust or estate, even though the Trustee is also the fiduciary or one of the fiduciaries of the other trust or estate.

  2.12.  LITIGATION.  To compromise or abandon any claim in favor of or against
         ----------
the trust.

  2.13.  EXECUTION OF INSTRUMENTS.  To execute instruments of any kind,
         ------------------------
including instruments containing covenants and warranties binding upon and creating a charge against the Trust property and containing provisions excluding personal liability.

  2.14.  ADDITIONAL ACTS.  To perform all other acts necessary for the proper
         ---------------
management, investment, and distribution of the Trust property.

  2.15.  EXPANDED POWERS.  The powers granted in this Article shall be in
         ---------------                              -------
addition to those granted by law and may be exercised even after termination of the Trust hereunder until actual distribution of all Trust principal.

  2.16.  BOND.  To the extent that such requirements can legally be waived, no
         ----
Trustee hereunder shall ever be required to give bond or security as Trustee, or to qualify before, be appointed by or account to any court, or to obtain the order or approval of any court with respect to the exercise of any power or discretion granted in this instrument.

KENNETH L. AGEE AND CINDY A. AGEE
CHARITABLE REMAINDER UNITRUST
Page 8



  2.17.  RELATIONSHIPS WITH OTHER ENTITIES.  The Trustee's exercise or
         ---------------------------------
nonexercise of powers and discretions in good faith shall be conclusive on all persons. No person paying money or delivering property to the Trustee hereunder shall be required or privileged to see to its application. The certificate of the Trustee that the Trustee is acting according to this instrument shall fully protect all persons dealing with a Trustee.

  2.18.  INVESTMENT OF TRUST ASSETS.  Nothing in this Trust instrument shall be
         --------------------------
construed to restrict the Trustee from investing the Trust assets in a manner that could result in the annual realization of a reasonable amount of income or gain from the sale or disposition of Trust assets.

  2.19.  FULL CONSIDERATION TRANSFERS.  Notwithstanding any provisions of this
         ----------------------------
Agreement to the contrary, no powers granted herein or accorded to a Trustee generally by law shall be construed to enable the Trustee, or any other person to purchase, exchange or otherwise deal with or dispose of the principal or income of the Trust for less than an adequate or full consideration in money or money's worth.


                                 ARTICLE III.
                              TRUSTEE SUCCESSION
                              ------------------

  3.1.  RESIGNATION OF TRUSTEE.  Any Trustee may resign at any time by giving
        ----------------------
prior written notice to either of the Donors then living.

  3.2.  APPOINTMENT OF SUCCESSOR TRUSTEE.  If FIRST NATIONAL BANK OF BROKEN
        --------------------------------
ARROW ceases to act as Trustee hereunder for any reason, or if any successor Trustee appointed as hereinafter provided ceases to act as Trustee hereunder for any reason, the then serving Trustee shall, by written instrument, appoint any person (other than me, my spouse, an income beneficiary, or a descendant of mine), or any bank or trust company, within or outside the State of Oklahoma, as successor Trustee.

  3.3.  RESIGNATION OF TRUSTEE.  Any trustee may resign at any time by
        ----------------------
delivering a written resignation to any remaining or successor trustee, to the persons having at that time the power to appoint a successor trustee, or filing a petition to resign with the court having jurisdiction to appoint a successor.

  3.4.  ACCOUNTING.  The current Income Beneficiary(ies) may at any time, by
        ----------
written instrument, approve the accounts of the Trustee with the same effect as if the accounts had been approved by a court having jurisdiction of the subject matter and of all necessary parties.

KENNETH L. AGEE AND CINDY A. AGEE
CHARITABLE REMAINDER UNITRUST
Page 9



  3.5.  SUCCESSOR CORPORATE TRUSTEE.  If any corporate Trustee designated to act
        ---------------------------
or at any time acting hereunder is merged with or transfers substantially all of its assets to another corporation, or is in any other manner reorganized or reincorporated, the resulting or transferee corporation shall become Trustee in place of its corporate predecessor.

  3.6.  ANCILLARY TRUSTEES.  As often as the Trustee shall deem such action to
        ------------------
be advantageous to the Trust or to any beneficiary, the Trustee may, by written instrument, resign and appoint as substitute Trustee with respect to all or any part of the Trust principal, including property as to which the Trustee cannot act, any person (other than me, my spouse, any Income Beneficiary, or a descendant of mine), or any bank or trust company, within or outside the State of Oklahoma. The substitute Trustee shall have all of the title, powers, and discretion of the original Trustee, but shall exercise the same under the supervision of the resigning Trustee, who shall act as adviser to the substitute Trustee. The adviser may at any time remove the substitute Trustee by written instrument delivered to the substitute Trustee. Upon the removal or resignation of the substitute Trustee, the adviser may resume the office of Trustee or may continue to act as adviser and appoint another substitute Trustee. Any adviser may receive reasonable compensation for services as adviser.

  3.7.  LIABILITY OF SUCCESSOR TRUSTEE.  The incumbent Trustee shall have all of
        ------------------------------
the title, powers, and discretion granted to the original Trustee, without court order or act of transfer. No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee. With the approval of the person or persons indicated in Paragraph 3.6 of this Article who may approve the
                               -------------         -------
accounts of the Trustee, a successor Trustee may accept the account furnished, if any, and the property delivered by or for a predecessor Trustee without liability for so doing (including, for example, property which may contain toxic waste or other hazardous substances, materials and conditions), and such acceptance shall be a full and complete discharge to the predecessor Trustee.


                                  ARTICLE IV.
                   DEFINITIONS AND OTHER GENERAL PROVISIONS
                   ----------------------------------------

  4.1.  DEFINITIONS.  The words and phrases defined in this Article have the
        -----------                                         -------
meanings ascribed herein whenever they appear in this Agreement.

  4.1.1.  DEATH TAXES.  "Death taxes" means all estate, inheritance, succession,
          -----------
transfer, and other taxes (together with any interest and/or penalties thereon) which are imposed by the United States or any state by reason of my death, in respect to all

KENNETH L. AGEE AND CINDY A. AGEE
CHARITABLE REMAINDER UNITRUST
Page 10



property, whether or not passing under this Agreement, required to be included in my gross estate for federal estate tax or like tax purposes, or similarly included by any state, including such taxes on the proceeds of life insurance.

  4.1.2.  INCOME BENEFICIARY.  The term Income Beneficiary(ies) shall include
          ------------------
both the Initial Income Beneficiary(ies) and any Successor Income
Beneficiary(ies) which may be named.

  4.1.3.  REFERENCES TO STATUTORY PROVISIONS.  A reference to any statutory
          ----------------------------------
provision means such provision, as amended, or the corresponding provision of any replacement for such provision.

  4.1.4.  GOVERNING LAW.  The administration and interpretation of any provision
          -------------
or trust within this Agreement shall be governed by the laws of the State of Oklahoma. The Trustee, however, is prohibited from exercising any power or discretion granted under said laws that would be inconsistent with the qualification of the Trust under Section 664(d)(2) of the Code and the corresponding regulations.

  4.1.5.  GENDER AND NUMBER.  Any use of the masculine includes the feminine and
          -----------------
the neuter; and any use of the singular includes the plural, whenever such meanings are appropriate.

  4.1.6.  HEADINGS.  The headings appearing at the beginning of each Article,
          --------                                                   -------
Paragraph, and Subparagraph in this Agreement are intended only as an index and
---------      ------------
are not to be construed to vary the meaning of the provision to which they refer.


                                  ARTICLE V.
                               IRREVOCABLE TRUST
                               -----------------

  5.1.  IRREVOCABLE BY DONOR.  The Donors have been advised by counsel as to the
        --------------------
legal effect of the execution and acceptance of this Agreement, including all rights of revocation or alteration possessed by the Donor, or given to the Donors by any statute of the State of Oklahoma or by any decision of its courts or otherwise. The Donors are fully aware of the legal effect of this Agreement, of the Donors' rights and of the character and value of the property hereby transferred and conveyed. The Donors have given consideration to the question of whether this Agreement or the Trust shall be revocable or irrevocable. The Donors declare that this Agreement and the Trust and beneficial interests hereby created shall be irrevocable and that the Donors shall hereafter stand without power at any time to revoke, change, or annul any of the provisions herein contained, whether pursuant to a statute of the State of Oklahoma or a decision of its courts or otherwise. The

KENNETH L. AGEE AND CINDY A. AGEE
CHARITABLE REMAINDER UNITRUST
Page112



Trustee shall have the power to amend the governing instrument for the sole purpose of complying with the requirements of Section 664 of the Code and Treasury Regulations Section 1.664-1 and 1.664-2, as the same may from time to time be amended, by an instrument in writing signed by the Trustee and a copy delivered to the Donors, or the oldest then living Income beneficiary if both the Donors are then deceased. The Trustee shall not be required to seek court approval of any such amendment.

        WE HEREBY waive irrevocably all rights, power, and authority to revoke this instrument or the Trust hereby evidenced.

        WE HEREBY sign this Trust agreement on this 30th day of October, 1998.

                                          DONOR:
                                          -----

                                          /s/ Kenneth L. Agee
                                          -------------------
                                          KENNETH L. AGEE
STATE OF OKLAHOMA  )
COUNTY OF TULSA    ) ss.

  SUBSCRIBED AND SWORN to before me, this 30th day of October, 1998.

                                           /s/ Mary Lee Gilmore
                                           --------------------
                                           Notary Public
My Commission Expires:
       9-12-2000
-----------------------
     [ S E A L ]

                                          DONOR:
                                          ------

                                          /s/ Cindy A. Agee
                                          -----------------

                                          CINDY A. AGEE
STATE OF OKLAHOMA  )
COUNTY OF TULSA    ) ss.

  SUBSCRIBED AND SWORN to before me, this 30th day of October, 1998.

                                          /s/ Mary Lee Gilmore
                                          --------------------
                                          Notary Public
My Commission Expires:
       9-12-2000
-----------------------
     [ S E A L ]

KENNETH L. AGEE AND CINDY A. AGEE
CHARITABLE REMAINDER UNITRUST
Page 12



     The Trust created by the foregoing instrument is accepted as of the day and year last above written.

                                FIRST NATIONAL BANK & TRUST
                                COMPANY OF BROKEN ARROW


                                By: /s/ John Herndon
                                  ----------------------------------
                                As its:
                                       -----------------------------
STATE OF OKLAHOMA  )
COUNTY OF TULSA    ) ss.


  SUBSCRIBED AND SWORN to before me, this 30th day of October, 1998.

                                /s/ Mary Lee Gilmore
                                ------------------------------------
                                Notary Public
My Commission Expires:
       9-12-2000
----------------------
     [ S E A L ]

KENNETH L. AGEE AND CINDY A. AGEE
CHARITABLE REMAINDER UNITRUST
Page 13



                                SCHEDULE OF PROPERTY

  This schedule is attached to and forms a part of that certain irrevocable unitrust agreement executed by KENNETH L. AGEE and CINDY A. AGEE on this 30th day of October, 1998, and known as the KENNETH L. AGEE AND CINDY A. AGEE CHARITABLE REMAINDER TRUST AGREEMENT, and identifies the initial Trust property held subject to the Trust thereunder.

  100,000 SHARES OF SYNTROLEUM CORPORATION STOCK